UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TICC Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TICC Capital Corp.

September 16, 2015

Dear Fellow Stockholder,

We are writing to remind you that the 2015 Special Meeting of Stockholders of TICC Capital Corp is scheduled for Tuesday, October 27, 2015 at 10:00 a.m. Eastern Time, at the offices of Sutherland Asbill & Brennan LLP located at 1114 Avenue of the Americas, 40th Floor, New York, New York 10036.

Our records indicate that as of August 31, 2015, the “Record Date” for the special meeting, you held shares of TICC Capital Corp. and therefore, you are entitled to vote on the matters described in the Company’s Proxy Statement, which were mailed to you, on September 3, 2015.  Our records indicate that we have not yet received your vote.

Your vote is important,

no matter how large or small your holdings may be.

Voting promptly will help reduce solicitation costs and will eliminate you receiving follow-up phone calls or mailings. You can cast your vote quickly and easily by signing, dating and mailing in the accompanying proxy card or voting instruction form; by calling 1-800-454-8683 to vote over the telephone, toll free; or by voting over the Internet at www.proxyvote.com. Please note that voting over the phone or Internet will require that you have your proxy control number available. That number is printed on the accompanying proxy card or voting instruction form. Stockholders with questions on how to vote are encouraged to contact the Company’s proxy solicitor, Okapi Partners LLC, at 1-877-566-1922.

The Company’s Board of Directors encourages you to vote your shares FOR all of the proposals.

Thank you for your investment in TICC Capital Corp. and for taking the time to vote your shares.

Sincerely,

Jonathan H. Cohen

Chief Executive Officer